UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

March 21, 2018

PLUG POWER INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34392 (Commission File Number)	22-3672377 (I.R.S. Employer Identification Number)

968 Albany Shaker Road,
Latham, New York 12110

(Address of principal executive offices and zip code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 21, 2018, Plug Power Inc. (the “Company”) entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) with NY Green Bank, a Division of the New York State Energy Research & Development Authority (“Lender”), which amends the Amended and Restated Loan and Security Agreement dated as of July 21, 2017 and amended as of January 12, 2018 (the “Loan Agreement”). The Amendment, among other things, permits the Company to incur indebtedness of up to $150,000,000 in the form of the convertible senior notes described below and to otherwise consummate the transactions relating to the issuance and sale of the convertible senior notes.

The foregoing summary is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

On March 21, 2018, the Company issued a press release announcing the Company’s proposed private offering of $100.0 million principal amount of convertible senior notes due 2023 pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On March 23, 2018, the Company issued a press release announcing that it had priced an offering of $100.0 million principal amount of convertible senior notes due 2023. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Second Amendment to Amended and Restated Loan and Security Agreement, dated as of March 21, 2018, by and between Plug Power Inc. and NY Green Bank
99.1	Press release, dated March 21, 2018, issued by Plug Power Inc.
99.2	Press release, dated March 23, 2018, issued by Plug Power Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of March 2018.

Plug Power Inc.

By:	/s/ Paul Middleton
Name:	Paul Middleton
Title:	Chief Financial Officer

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